Exhibit (a)(1)(iv)

QAD INC.

OFFER TO PURCHASE FOR CASH UP TO 2,600,000 SHARES OF ITS
COMMON STOCK, PAR VALUE $.001 PER SHARE,
AT A PURCHASE PRICE NOT IN EXCESS OF $5.25 PER SHARE
NOR LESS THAN $4.75 PER SHARE

  THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, APRIL 21, 2003, UNLESS THE TENDER OFFER IS EXTENDED.

March 21, 2003

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        QAD Inc., a Delaware corporation ("QAD"), has appointed us to act as the dealer manager in connection with its offer to purchase for cash up to 2,600,000 shares of its common stock, par value $.001 per share ("QAD common stock"), at purchase prices, net to the seller in cash, without interest, not in excess of $5.25 per share nor less than $4.75 per share, as specified upon the terms and subject to the conditions set forth in its Offer to Purchase, dated March 21, 2003 (the "Offer to Purchase"), and in the related Letter of Transmittal (the "Letter of Transmittal"), which, as amended and supplemented from time to time, together constitute the tender offer.

        QAD will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not in excess of $5.25 per share nor less than $4.75 per share, that it will pay for shares properly tendered and not withdrawn under the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. QAD will select the lowest purchase price which will allow it to purchase 2,600,000 shares, or such lesser number of shares as are properly tendered, at a price not in excess of $5.25 per share nor less than $4.75 per share, under the tender offer. All shares properly tendered before the "expiration date" (as defined in Section 1 of the Offer to Purchase), at prices at or below the purchase price and not properly withdrawn, will be purchased by QAD at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the odd lot and proration provisions thereof. See Section 1 of the Offer to Purchase. Shares tendered at prices in excess of the purchase price and shares not purchased because of proration will be returned at QAD's expense to the stockholders who tendered such shares as promptly as practicable after the expiration date. QAD reserves the right, in its sole discretion, to purchase more than 2,600,000 shares under the tender offer, subject to applicable law.

        If, at the expiration date, more than 2,600,000 shares of QAD common stock, or such greater number of shares as QAD may elect to purchase in accordance with applicable legal requirements, are properly tendered and not properly withdrawn, QAD will, upon the terms and subject to the conditions of the tender offer, accept such shares for purchase first from "odd lot holders" (as defined in Section 1 of the Offer to Purchase) who properly tender all of their shares at or below the purchase price and then on a pro rata basis from all other stockholders tendering at or below the purchase price.

        THE TENDER OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES OF QAD COMMON STOCK BEING TENDERED. THE TENDER OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE SECTION 6 OF THE OFFER TO PURCHASE.

        For your information and for forwarding to your clients for whom you hold shares of QAD common stock registered in your name or in the name of your nominee, we are enclosing the following documents:

  1.
  Offer to Purchase, dated March 21, 2003;

  2.
  Letter of Transmittal for your use and for the information of your clients (together with accompanying instructions and Substitute Form W-9);

  3.
  Notice of Guaranteed Delivery to be used to accept the tender offer if the share certificates and all other required documents cannot be delivered to the depositary before the expiration date or if the procedure for book-entry transfer cannot be completed before the expiration date;

  4.
  Letter to clients that you may send to your clients for whose accounts you hold shares of QAD common stock registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the tender offer;

  5.
  Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9;

  6.
  Letter dated March 21, 2003, from the Chief Executive Officer of QAD to stockholders of QAD; and

  7.
  Return envelope addressed to the depositary.

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, APRIL 21, 2003, UNLESS THE TENDER OFFER IS EXTENDED.

        No fees or commissions will be payable to brokers, dealers, commercial banks, trust companies or any person for soliciting tenders of shares of QAD common stock under the tender offer other than fees paid to the dealer manager and the information agent, as described in the Offer to Purchase. QAD will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to the beneficial owners of shares of QAD common stock held by you as a nominee or in a fiduciary capacity. QAD will pay or cause to be paid any stock transfer taxes applicable to its purchase of shares, except as otherwise provided in the Offer to Purchase and Letter of Transmittal.

        In order to take advantage of the tender offer, a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, including any required signature guarantees and any other required documents, must be sent to the depositary with either a certificate or certificates representing the tendered shares of QAD common stock or confirmation of their book-entry transfer, all in accordance with the instructions set forth in the Offer to Purchase and Letter of Transmittal.

        Holders of shares of QAD common stock whose certificate(s) for such shares are not immediately available, holders who cannot deliver such certificate(s) and all other required documents to the depositary or holders who cannot complete the procedures for book-entry transfer before the expiration date must tender their shares according to the procedure for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

        The Board of Directors of QAD has approved the tender offer. However, neither QAD nor its Board of Directors nor the dealer manager makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares of QAD common stock. Stockholders must make their own decision as to whether to tender their shares of QAD common stock and, if so, how many shares to tender and at what price. Stockholders should discuss whether to tender all or any portion of their shares with their brokers or other financial and tax advisors. One of QAD's directors and one of its executive officers have advised the company that they currently intend to tender a total of 28,750 shares in the tender offer. QAD's other directors and executive officers have advised the company that they do not intend to tender any shares in the tender offer.

        Any inquiries you may have with respect to the tender offer should be addressed to SG Cowen Securities Corporation, the dealer manager of the tender offer, or to Morrow & Co., Inc, the information agent of the tender offer, at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

        Additional copies of the enclosed material may be obtained from Morrow & Co., Inc., by calling them at: (800) 654-2468.

Very truly yours,

SG Cowen Securities Corporation
Enclosures

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF QAD, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE TENDER OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.